THE FIRST TRUST SPECIAL SITUATIONS TRUST, SERIES 146

                       TRUST AGREEMENT

                   Dated:  March 19, 1996

     This Trust Agreement among Nike Securities L.P., as Depositor, The Chase Manhattan Bank (National Association), as Trustee, First Trust Advisors L.P., as Evaluator and First Trust Advisors L.P., as Portfolio Supervisor, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for The First Trust Special Situations Trust, Series 18 and subsequent Series, Effective October 15, 1991" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                      WITNESSETH THAT:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor, the Trustee, the Evaluator and the Portfolio Supervisor agree as follows:


                           PART I


           STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the provisions of Part II and Part III hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as tough said provisions had been set forth in full in this instrument.


                           PART II


            SPECIAL TERMS AND CONDITIONS OF TRUST

     The following special terms and conditions are hereby agreed to:

          A. The Securities initially deposited in the Trust pursuant to Section 2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

          B.     (1)    The   aggregate  number   of   Units
     outstanding for the Trust on the Initial Date of Deposit is 15,000 Units.

                 (2)    The   initial  fractional  undivided
     interest in and ownership of the Trust represented by each Unit thereof shall be 1/15,000.

          Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to Section 2.03 of the Standard
     Terms and Conditions of Trust.

          C. The Percentage Ratio is as follows on the Initial Date of Deposit:

          4.64% Amvestors Financial Corporation, 4.67% Applebee's International, Inc., 4.92% Atchison Casting Corporation, 4.77% Brite Voice Systems, Inc., 4.62% Lone Star Steakhouse & Saloon, 4.74% Mueller Industries, Inc., 4.65% Republic Group, Inc., 4.65% Sprint Corporation, 4.63% Western Resources, Inc., 1.58% Boatmen's Bancshares, Inc., 1.61% Boeing Company, 1.59% Coleman Company, Inc., 1.60% Informix Corporation, 1.57% Kansas City Power and Light Company, 1.53% Nellcor Puritan-Bennett, Inc.

          D. The Record Dates shall be as set forth in the Prospectus under "Summary of Essential Information."

          E.    The Distribution Dates shall be as set forth
     in   the   Prospectus  under  "Summary   of   Essential
     Information."

          F. The Mandatory Termination Date for the Trust shall be November 15, 2008.

          G. The Treasury Obligations Maturity Date for the Trust shall be November 15, 2008.

          H. The Evaluator's compensation as referred to in Section 4.03 of the Standard Terms and Conditions of Trust shall be an annual fee of $.0030 per Unit calculated on the largest number of Units outstanding during each period in respect of which a payment is made pursuant to Section 3.05, payable on a Distribution Date.

          I.    The Trustee's Compensation Rate pursuant  to
     Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee of $.0100 per Unit, calculated on the largest number of Units outstanding during each period in respect of which a payment is made pursuant to Section 3.05. However, in no event, except as may be otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

          J.    The Initial Date of Deposit for the Trust is
     March 19, 1996.

          K.   The minimum amount of Equity Securities to be
     sold  by  the Trustee pursuant to Section 5.02  of  the
     Indenture  for  the redemption of Units  shall  be  100
     shares.


                          PART III

     A. Section 1.01(2) shall be amended to read as follows:

          "(2) "Trustee" shall mean The Chase Manhattan Bank
     (National   Association),  or  any  successor   trustee
     appointed as hereinafter provided."

     All  references to United States Trust Company  of  New
York in the Standard Terms and Conditions of Trust shall be amended to refer to The Chase Manhattan Bank (National
Association).

     B. The term "Capital Account" as set forth in the Prospectus shall be deemed to refer to the "Principal
Account."

     C.    Paragraph  (b) of Section 2.01  of  the  Standard
Terms and Conditions of Trust is amended by substituting the following sentences for the third and fourth sentences of such paragraph:

          "The Trustee shall not accept any deposit pursuant to this Section 2.01(b) unless the Depositor and Trustee have each determined that the maturity value of the Zero Coupon Obligations included in the deposit, divided by the number of Units created by reason of the deposit, shall equal $1.00; written certifications of such determinations shall be executed by the Depositor and Trustee and preserved in the Trust records with a copy of each such written certification to Standard & Poor's Corporation so long as Units of the Trust are rated by them. The Depositor shall, at its expense, cause independent public accountants to review the Trust's holdings (i) at such time as the Depositor determines no further deposits shall be made pursuant to this paragraph and (ii), if earlier, as of the 90th day following the initial deposit, for the purpose of certifying whether the face value of the Zero Coupon Obligations then held by the Trust divided by the Units then outstanding equals $1.00. A copy of each written report from the independent public accountants based on their review will be provided to Standard & Poor's Corporation so long as Units of the Trust are rated by them."

     D.    The  last  sentence  of the  first  paragraph  of
Section 5.02 of the Standard Terms and Conditions of Trust is amended by substituting "4:00 p.m. Eastern time" for "12:00 p.m in the City of New York."

     E. The second paragraph of Section 5.02 of the Standard Terms and Conditions of Trust is amended by substituting the following sentence for the third sentence of the second paragraph of such Section:

          "If such available funds shall be insufficient, the Trustee shall sell such Securities as have been designated on the current list for such purpose by the Portfolio Supervisor, as hereinafter in this Section
     5.02 provided, in amounts as the Trustee in its discretion shall deem advisable or necessary in order to fund the Principal Account for purposes of such redemption, provided however, that Zero Coupon Obligations may not be sold unless the Depositor and Trustee, which may rely on the advice of the Portfolio Supervisor, have determined that the face value of the Zero Coupon Obligations remaining after such proposed sale, divided by the number of Units outstanding after the tendered Units are redeemed, shall equal or exceed $1.00; a written certification as to such determination shall be executed by the Depositor and Trustee and preserved in the Trust records with a copy of each such written certification to Standard & Poor's Corporation so long as Units of the Trust are rated by them. Within 90 days of the fiscal year end of the Trust, the Depositor shall obtain, at its expense, an annual written certification from the independent public accountants as to such determination which will also be provided to Standard & Poor's Corporation so long as Units of the Trust are rated by them."

     F.    The  third  sentence of the seventh paragraph  of
Section 5.02 of the Standard Terms and Conditions of Trust is amended by deleting "a certification from the independent public accountants to the effect described in the second paragraph of this Section 5.02" and in its place inserting "a certification from the Depositor and Trustee to the effect described in the second paragraph of this Section 5.02."

     G. Paragraph (a) of subsection II of Section 3.05 of the Standard Terms and Conditions of Trust is hereby amended to substitute the following sentence for the first sentence of such paragraph:

          "On each Distribution Date, the Trustee shall distribute to each Unit holder of record at the close of business on the Record Date immediately preceding such Distribution Date an amount per Unit equal to such Unit holder's Income Distribution (as defined below), plus such Unit holder's pro rata share of the balance of the Principal Account (except for monies on deposit therein required to purchase Contract Obligations) computed as of the close of business on such Record Date after deduction of any amounts provided in Subsection I, provided, however, that with respect to distributions other than the distribution occurring in the month of December of each year, the Trustee shall not be required to make a distribution from the Principal Account unless the amount available for distribution shall equal $1.00 per 1000 Units in the case of Units initially offered at approximately $1.00 per Unit, or, $1.00 per 100 Units in the case of Units initially offered at approximately $10.00 per Unit."

     H. Section 3.12 of the Standard Terms and Conditions of Trust is hereby deleted in its entirety and replaced with the following language:

          "Section 3.12. Notice to Depositor. In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by at least a legally required number of holders of any Zero Coupon Obligation, if any, (including but not limited to the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to any amendment or supplement to any indenture, resolution, agreement or other instrument under or pursuant to which the Zero Coupon Obligations, if any, have been issued) the Trustee shall promptly notify the Depositor and shall thereupon take such action or refrain from taking any action as the Depositor shall in writing direct; provided, however, that if the Depositor shall not within five Business
     Days of the giving of such notice to the Depositor direct the Trustee to take or refrain from taking any action, the Trustee shall take such action as it, in its sole discretion, shall deem advisable.

          In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by at least a legally required number of holders of any Equity Securities deposited in a Trust, the Trustee shall take such action or omit from taking any action, as appropriate, so as to insure that the Equity Securities are voted as closely as possible in the same manner and the same general proportion as are the Equity Securities held by owners other than the Trust.

          In the event that an offer by the issuer of any of the Securities or any other party shall be made to issue new securities, or to exchange securities, for Trust Securities, the Trustee shall reject such offer. However, should any exchange or substitution be effected notwithstanding such rejection or without an initial offer, any Securities, cash and/or property received in exchange shall be deposited hereunder and shall be promptly sold, if securities or property, by the Trustee pursuant to the Depositor's direction, unless the Depositor advises the Trustee to keep such securities or property. The Depositor may rely on the Portfolio Supervisor in so advising the Trustee. The cash received in such exchange and cash proceeds of any such sales shall be distributed to Unit holders on the next distribution date in the manner set forth in
     Section 3.05 regarding distributions from the Principal Account. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any such sale.

          Neither the Depositor nor the Trustee shall be liable to any person for any action or failure to take action pursuant to the terms of this Section 3.12 other than failure to notify the Depositor.

          Whenever new securities or property is received and retained by the Trust pursuant to this Section 3.12, the Trustee shall, within 5 days thereafter, mail to all Unit holders of the Trust notices of such acquisition unless legal counsel for the Trust determines that such notice is not required by The Investment Company Act of 1940, as amended."

     I. Section 1.01(4) shall be amended to read as follows:

          "(4)"Portfolio Supervisor" shall mean First  Trust
     Advisors L.P. and its successors in interest, or any successor portfolio supervisor appointed as hereinafter provided."

     J. Article III of the Standard Terms and Conditions of Trust is hereby amended by inserting the following paragraphs which shall be entitled Section 3.16.:

          "Section 3.16. Bookkeeping and Administrative Expenses. As compensation for providing bookkeeping and other administrative services of a character described in Section 26(a)(2)(C) of the Investment Company Act of 1940 to the extent such services are in addition to, and do not duplicate, the services to be provided hereunder by the Trustee or the Portfolio Supervisor, the Depositor shall receive against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in an amount which shall not exceed that dollar amount set forth in the Prospectus times the number of Units outstanding as of January 1 of such year except for a year or years in which an initial offering period as determined by Section 4.01 of this Indenture occurs, in which case the fee for a month is based on the number of Units outstanding at the end of such month (such annual fee to be pro rated for any calendar year in which the Depositor provides service during less than the whole of such year), but in no event shall such compensation when combined with all compensation received from other unit investment trusts for which the Depositor hereunder is acting as Depositor for providing such bookkeeping and administrative services in any calendar year exceed the aggregate cost to the Depositor providing services to such unit investment trusts. Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Trustee, upon receipt of invoice therefor from the Depositor, upon which, as to the cost incurred by the Depositor of providing services hereunder the
     Trustee  may  rely,  and shall be charged  against  the
     Income and Principal Accounts on or before the Distribution Date following the Monthly Record Date on which such period terminates. The Trustee shall have no liability to any Certificateholder or other person for any payment made in good faith pursuant to this Section.

          If the cash balance in the Income and Principal Accounts shall be insufficient to provide for amounts payable pursuant to this Section 3.16, the Trustee shall have the power to sell (i) Securities from the current list of Securities designated to be sold pursuant to Section 5.02 hereof, or (ii) if no such Securities have been so designated, such Securities as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 3.16, provided, however, that Zero Coupon Obligations may not be sold to pay for amounts payable pursuant to this
     Section 3.16.

          Any moneys payable to the Depositor pursuant to this Section 3.16 shall be secured by a prior lien on the Trust Fund except that no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 6.04 herein.

     K. Section 1.01(3) shall be amended to read as follows:

          "(3)  "Evaluator" shall mean First Trust  Advisors
     L.P. and its successors in interest, or any successor evaluator appointed as hereinafter provided."

     L. The first sentence of Section 3.14. shall be amended to read as follows:

          "Subject to Section 3.15 hereof, as compensation for providing supervisory portfolio services under this Indenture, the Portfolio Supervisor shall receive, in arrears, against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in an amount which shall not exceed the amount set forth under "Summary of Essential Information-Supervisory Fee" in the Prospectus times the number of Units outstanding as of January 1 of such year except for a Trust during the year or years in which an initial offering period as determined in
     Section 4.01 of this Indenture occurs, in which case the fee for a month is based on the number of Units outstanding at the end of such month (such annual fee to be pro rated for any calendar year in which the Portfolio Supervisor provides services during less than the whole of such year), but in no event shall such compensation when combined with all compensation received from other series of the Trust for providing such supervisory services in any calendar year exceed the aggregate cost to the Portfolio Supervisor for providing such services.

     M. Section 3.01 of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

          "Section 3.01. Initial Cost. The expenses incurred in establishing a Trust, including the cost of the preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture and other documents relating to the Trust, printing of Certificates, Securities and Exchange Commission and state blue sky registration fees, the costs of the initial valuation of the portfolio and audit of the Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses, to the extent not borne by the Depositor, shall be borne by the Trust. To the extent the funds in the Income and Principal Accounts of the Trust shall be insufficient to pay the expenses borne by the Trust specified in this Section 3.01, the Trustee shall advance out of its own funds and cause to be deposited and credited to the Income Account such amount as may be required to permit payment of such expenses. The Trustee shall be reimbursed for such advance on each Record Date from funds on hand in the Income Account or, to the extent funds are not available in such Account, from the Principal Account, in the amount deemed to have accrued as of such Record Date as provided in the following sentence (less prior payments on account of such advances, if any), and the provisions of Section 6.04 with respect to the reimbursement of disbursements for Trust expenses, including, without limitation, the lien in favor of the Trustee therefor and the authority to sell Securities as needed to fund such reimbursement, shall apply to the payment of expenses and the amounts advanced pursuant to this Section. For the purposes of the preceding sentence and the addition provided in clause
     (4) of the first sentence of Section 5.01, the expenses borne by the Trust pursuant to this Section shall be deemed to have been paid on the date of the Trust Agreement and to accrue at a daily rate over the time period specified for their amortization provided in the Prospectus; provided, however, that nothing herein shall be deemed to prevent, and the Trustee shall be entitled to, full reimbursement for any advances made pursuant to this Section no later than the termination of the Trust. For purposes of calculating the accrual of organizational expenses under this Section 3.01, the Trustee shall rely on the written estimates of such expenses provided by the Depositor pursuant to Section 5.01."

     N. Section 5.01 of the Standard Terms and Conditions of Trust shall be amended as follows:

          (i)  The second sentence of the first paragraph of
     Section 5.01 shall be amended by adding the following at the conclusion thereof: ", plus (4) amounts representing organizational expenses paid from the Trust less amounts representing accrued organizational expenses of the Trust, plus (5) all other assets of the Trust"

          (ii) The following shall be added at the end of the first paragraph of Section 5.01:

               Until  the Depositor has informed the Trustee
          that there will be no further deposits of Additional Securities pursuant to section 2.01(b), the Depositor shall provide the Trustee with written estimates of (i) the total organizational expenses to be borne by the Trust pursuant to
          Section 3.01 and (ii) the total number of Units to be issued in connection with the initial deposit and all anticipated deposits of additional Securities. For purposes of calculating the Trust Fund Evaluation and Unit Value, the Trustee shall treat all such anticipated expenses as having been paid and all liabilities therefor as having been incurred, and all Units as having been issued, in each case on the date of the Trust Agreement, and, in connection with each such calculation, shall take into account a pro rata portion of such expense and liability based on the actual number of Units issued as of the date of such calculation. In the event the Trustee is informed by the Depositor of a revision in its estimate of total expenses or total Units and upon the conclusion of the deposit of additional Securities, the Trustee shall base calculations made thereafter on such revised estimates or actual expenses, respectively, but such adjustment shall not affect calculations made prior thereto and no adjustment shall be made in respect thereof.

     O. For purposes of this Trust, Units of the Trust will not be rated by Standard & Poor's Ratings Services and any reference to such rating or any requirement that information be forwarded to Standard & Poor's Ratings Services in the Standard Terms and Conditions of Trust shall be inapplicable.

     P. For purposes of this Trust, any reference in the Standard Terms and Conditions of Trust to "140%" shall be replaced with "110%" in relation to the amount of cash or a Letter of Credit needed to acquire Treasury Obligations.

     Q. The second paragraph of Section 3.02 of the Standard Terms and Conditions of Trust is hereby deleted and replaced with the following sentence:

          "Any non-cash distributions (other than a non-taxable distribution of the shares of the distributing corporation which shall be retained by the Trust) received by the Trust shall be dealt with in the manner described at Section 3.12, herein, and shall by retained or disposed of by the Trust according to those provisions. The proceeds of any disposition shall be credited to the Income Account of the Trust. Neither the Trustee nor the Depositor shall be liable or responsible in any way for depreciation or loss incurred by reason of any such sale."

     R. The title of Section 3.15 of the Standard Terms and Conditions of Trust shall be replaced with "Abatement of Compensation of the Trustee, Evaluator, Portfolio Supervisor and Sponsor," and sub-section (v) of the first sentence of such Section 3.15 shall be amended by inserting the following immediately after the phrase "Portfolio Supervisor":

          ", the Sponsor for Bookkeeping and Administrative
     Expenses"

     IN WITNESS WHEREOF, Nike Securities L.P., The Chase Manhattan Bank (National Association) and First Trust Advisors L.P. have each caused this Trust Agreement to be executed and the respective corporate seal to be hereto affixed and attested (if applicable) by authorized officers; all as of the day, month and year first above written.

                              NIKE SECURITIES L.P.,Depositor


                              By   Carlos E. Nardo
                                   Senior Vice President

                             THE CHASE MANHATTAN BANK
                              (NATIONAL ASSOCIATION),
                              Trustee



(SEAL)                        By   Thomas Porrazzo
                                   Vice President

Attest:

Rosalia A. Raviele
Second Vice President
                             FIRST TRUST ADVISORS L.P.,
                              Evaluator




                              By   Carlos E. Nardo
                                   Senior Vice President


                             FIRST TRUST ADVISORS L.P.,
                              Portfolio Supervisor


                              By   Carlos E. Nardo
                                   Senior Vice President
                SCHEDULE A TO TRUST AGREEMENT

               Securities Initially Deposited
    The First Trust Special Situations Trust, Series 146



          (Note: Incorporated herein and made a part hereof for the Trust is the "Schedule of Investments" for the Trust as set forth in the Prospectus.)